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                                                                   EXHIBIT 10.35


                              SEVERANCE AGREEMENT

          This agreement is entered into by and between Trans World Airlines, Inc. ("TWA") and Jeffrey H. Erickson ("Erickson") on this 11th day of November, 1996.

          This Agreement is a modification and supplement to the Memorandum of Understanding dated April 13, 1994 between TWA and Erickson relating to Erickson's employment by TWA (the "Memorandum"). Except as herein expressly set forth, the Memorandum shall continue in full force and effect and its provisions shall apply to and govern this Agreement. In the event of any inconsistency between this Agreement and the Memorandum, this Agreement shall prevail.

          The parties hereto have, in connection with Erickson's termination of employment with TWA, agreed as follows:

          1.  Continuing Employment.  Erickson will continue as President and
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              Chief Executive Officer of TWA, with all the authority and powers previously exercised by him, until the first to occur of (i) January 15, 1997, or (ii) his replacement is approved by TWA's Board and available to commence his employment by TWA ("Termination Date"). In consideration for Erickson's remaining on and fulfilling his duties until the Termination Date, Erickson will continue to be paid his salary and will be entitled to all benefits through January 15, 1997 (even if the Termination Date occurs prior thereto). Erickson's resignation as a member of the Board of Directors of TWA will become effective on the Termination Date.

          2.  Salary Continuation.  On January 15, 1997, Erickson will be paid a
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              twelve month-period salary continuation, in a lump sum. However, in the event that his termination of employment is later than
              January 15, 1997, the lump sum payment will be deferred until the actual date of termination of employment.
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        3.   Stock options. In consideration for Erickson's agreeing to remain
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             on and fulfill his duties under the Memorandum until the
             Termination Date, the parties have agreed to treat Erickson's resignation as if it had been an involuntary termination of employment without cause under the Memorandum (enabling Erickson's second installation of Stock Options to purchase Common Stock of TWA to vest), and TWA has further agreed that so long as Erickson continues to fulfil his obligations under the Memorandum until the Termination Date, Erickson's final (or third) installment of Stock Options to purchase Common Stock of TWA will vest upon termination of his employment (even if such termination in fact occurs before January 1, 1997.

        4.   Lifetime Passes. Erickson, his spouse and his children (until a
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             certain age) have been granted lifetime Class A travel, that is unlimited free passes for first class air travel on TWA, on the same terms and conditions as the other members of TWA's Board of Directors.

        5.   Life Insurance, Medical & Dental Benefits. Erickson and his family
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             will be entitled to the continuation in accordance with TWA's regular practices and policies of the group life insurance, medical and dental benefits provided by TWA to it's senior executives until the first to occur of (i) twelve months following his termination of employment or (ii) his employment by another company.

        6.   Outplacement Services. Outplacement services will be provided to
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             Erickson in accordance with TWA's usual practice as to its departing senior executives for up to a one-year period following his termination of employment.

        7.   Other Benefits. Erickson will be entitled to receive other standard
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             benefits received by departing TWA senior executives in accordance with TWA's usual practices and policies.

                                             Trans World Airlines, Inc.


/s/ Jeffrey H. Erickson                   by /s/ Richard P. Magumo
--------------------------------            -----------------------------------
Jeffrey H. Erickson                          Richard P. Magumo



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